THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO WULF INTERNATIONAL, LTD. (THE "COMPANY") TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

                                     WARRANT

                    To Purchase _____ Shares of Common Stock
                                       of
                            Wulf International, Ltd.


         THIS IS TO CERTIFY THAT, for value received, _____________ or its permitted assigns, is entitled, subject to the terms and conditions herein set forth, to purchase from the Company, at any time prior to the Expiration Date (as defined below), the number of shares of the Common Stock, $0.01 par value (the "Common Stock"), of the Company set forth above upon payment therefor of a purchase price equal to $0.10 per share of Common Stock, subject to adjustment as set forth below (the "Exercise Price").

         Certain terms used in this Warrant are defined in Article I.

                                    ARTICLE I

                                  Terms Defined
                                  -------------

         As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

         Acts -- shall mean the Securities Act of 1933 and any applicable state securities or blue sky laws, as they may be amended from time to time, and the rules and regulations thereunder, all as the same shall be in effect at the time.

         Board of Directors -- shall mean the Board of Directors of the Company.

         Common Stock -- shall mean the Company's Common Stock, $0.01 par value per share.

         Company -- shall mean Wulf International, Ltd., a Colorado corporation, and its successors and assigns.

         Exercise Price -- shall mean the purchase price per share of Common Stock payable by the holder hereof upon exercise of this Warrant.

         Expiration Date -- shall mean 5:00 p.m. Dallas, Texas time on ______________, 2000.

         Holder - shall mean the initial registered holder of this Warrant or the permitted assignees of such holder.

         Outstanding -- when used with reference to Common Stock at any date, shall mean all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

         Person -- shall mean any individual, corporation, partnership, trust, organization, association or other entity or individual.

         Warrant -- shall mean this Warrant and any successor or replacement Warrant delivered in accordance herewith.

         Warrant Office -- shall have the meaning set forth in Section 3.1.

         Warrant Shares -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise hereof pursuant to Article II hereof.

                                   ARTICLE II

                               Exercise of Warrant
                               -------------------

         2.1 Term. This Warrant may be exercised as a whole at any time or in part from time to time on or before the Expiration Date.

         2.2 Method of Exercise. To exercise this Warrant, the Holder shall deliver to the Company, at the Warrant Office (a) a written notice in the form of the Subscription Notice attached hereto, stating therein the election of such Holder to exercise this Warrant in whole or in part in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for the number of Warrant Shares to be purchased thereunder, and (c) this Warrant. This Warrant shall be deemed to be exercised to the extent specified in the Subscription Notice on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares subscribed for and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchased by such Holder hereunder, against the receipt by the Company of this Warrant and the total Exercise Price payable hereunder for all such Warrant Shares, in accordance with Section 2.4 below. Upon any partial exercise of this Warrant, the Company shall forthwith issue and deliver to or upon the order of the exercising Holder a new Warrant of like tenor, in the name of the Holder thereof, or as such Holder may otherwise request, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such shares called for on the face of the original Warrant minus the number of such shares designated by the Holder in the Subscription Notice

(subject to appropriate adjustments under Article IV). The person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

         2.3 Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but in lieu of such fractional share, the Company shall make a cash payment therefor equal to the Exercise Price then in effect multiplied by such fractional share.

         2.4 Payment of Exercise Price. Upon exercise of this Warrant, the Exercise Price then in effect shall be payable, at the Holder's election, by delivering to the Company, in accordance with this Article II, a bank check or wire transfer of good funds in an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised.

                                   ARTICLE III

                            Warrant Office; Transfer
                            ------------------------

         3.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office address set forth in Section 6.6 hereof and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the initial Holder hereof.

         3.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

         3.3 Restrictions on Transfer of Warrants and Warrant Shares. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this Section 3.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the Holder) and other charges payable in connection with the transfer of Warrants pursuant to this
Section 3.3.

                  (a)  Restrictions  in  General.  Neither  the  Warrant nor the
         Warrant Shares shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended, among other things, to insure compliance with the provisions of the Acts in respect of the exercise or transfer of this Warrant or transfer of Warrant Shares. The Holder agrees that it will neither transfer this Warrant nor transfer Warrant Shares before delivery to the Company of the opinion of counsel referred to in, and to the effect described in,
         Section 3.3(b), or until registration of this Warrant or the Warrant Shares under the Acts have become effective.

                  (b) Opinion of Counsel. The Holder, by its acceptance of this Warrant, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, the Holder will deliver to the Company a statement setting forth either the Holder's intention with respect to the disposition of any Warrant Shares, or the intention of the Holder's prospective transferee with respect to its acquisition of this Warrant or of the Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of the Holder's counsel, such opinion and counsel to be reasonably acceptable to the Company, to the effect that registration under the Acts in connection with such exercise or such transfer is not required.

                  (c) Termination of Restrictions. If, in the opinion of counsel to the Holder, a copy of which shall be furnished, and reasonably acceptable, to the Company, this Warrant may be freely transferred pursuant to the provisions of Rule 144(k) promulgated under the Securities Act of 1933, as amended, or other applicable provisions of the Acts, the restrictions set forth in this Section 3.3 shall terminate and, upon written request by the Holder, the Company shall cause the restrictive legends on the face hereof to be removed.

         3.4 Acknowledgment of Rights. The Company will, at the time of any exercise of this Warrant in accordance with the terms hereof, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

         3.5 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the Holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

                                   ARTICLE IV

                            Anti-Dilution Provisions
                            ------------------------

         4.1 Exercise of Warrant. Each Warrant shall be exercisable, at the option of the Holder, upon payment to the Company in cash of the applicable Exercise Price, into such number of shares of Common Stock as indicated on the first page hereof; provided, however, such number of shares of Common Stock shall be adjusted from time to time as provided by this Article IV. Whenever the

Warrant Shares shall be adjusted as provided herein, the Company shall forthwith file at the Warrant Office a statement showing in detail the facts requiring such adjustment and the new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the Holder. Each such statement shall be signed by an officer of the Company. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 4.2(d).

         4.2 Adjustment for Dividends, Reclassification, Etc. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time as follows:

                  (a) Consolidation, Merger, Sale, Conveyance. If the Company at any time shall consolidate or merge with, or sell or convey all or substantially all of its assets to, any other corporation, this Warrant shall thereafter entitle the Holder to purchase at the Exercise Price then in effect such number and kind of securities as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the Warrant Shares immediately prior to such consolidation, merger, sale or conveyance. The Company shall take such steps in connection with such consolidation, merger, sale or conveyance as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the adjustment provisions hereof shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                  (b) Stock Dividend, Reclassification, etc. If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock,
         (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (c) Adjustment of Purchase Price. Whenever the number of Warrant Shares is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares subject to this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares subject to this Warrant immediately thereafter.

                  (d) Written Notice. On the occurrence of an event requiring an adjustment of the Exercise Price or the number of Warrant Shares, the Company shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities purchasable hereunder resulting from the event and setting forth the method of calculation. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

         4.3. Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the registered Holder in respect of which such shares are being issued.

                                    ARTICLE V

                            Covenants of the Company
                            ------------------------

         The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company:

                  (a) shall at all times reserve and keep available, so long as this Warrant remains outstanding, free from preemptive rights, the number of shares of Common Stock equal to the number of shares of Common Stock to be issued upon the exercise of all of the Warrants issued and outstanding; and

                  (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of such shares of Common Stock upon the exercise of this Warrant.


                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

         6.1 Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

         6.2 Governing Law. This Warrant shall be interpreted, construed and governed by the laws of the State of Texas.

         6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of a majority of the holders of Warrants and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. No course of dealing between the Holder and any other party hereto or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder, and a waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         6.4 Severability. Any provision contained in this Warrant which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained in this Warrant.

         6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

         6.6 Notices. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered, certified or first class mail; (ii) hand delivery; or (iii) telex, telecopy or telegram. Such notice or communication shall be sent to the respective parties at the address listed below. Except as expressly provided herein, notice shall be deemed to have been given when sent to or refused by the party to whom notice is being given. Notice given by first class mail shall be deemed received on the third business day following the date on which it is mailed. Communication by telex, telecopy or telegram shall be confirmed by posting a copy of the same by registered, certified or first class mail in an envelope properly addressed to the respective parties at the address listed below:

         If to the Company:            Wulf International, Ltd.
                                       5200 Keller Springs Road
                                       Suite 1131
                                       Dallas, Texas 75248
                                       Telecopy No. (972) 233-0967
                                       Attn: Chief Executive Officer

         If to the holder hereof:
                                       ___________________________
                                       ___________________________
                                       ___________________________
                                       ___________________________

Any party may, by written notice to the others, change the representative or the address to which such notices and communications are to be sent.

         6.7 Limitation of Liability; Not Shareholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6.8 Exchange of Warrants. Subject to the terms hereof, upon surrender for exchange of this Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of such Holder or as such Holder may direct, calling in the aggregate for the purchase of the number of shares of the Common Stock to be issued upon the exercise of this Warrant so surrendered. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

         6.9 Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an agreement of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in the name of the Holder, in lieu of such lost, stolen, destroyed or mutilated Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.9.

         6.10 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the _____ day of ____________, 199______.

                                         WULF INTERNATIONA, LTD.


                                         By:   _______________________
                                               George Wulf
                                               Chief Executive Officer

                               SUBSCRIPTION NOTICE
                               -------------------


         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ______________ shares of the Common Stock covered by said Warrant and herewith makes payment in full thereof, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, , and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date, in the name of the undersigned, for the balance of the shares issuable thereunder be delivered to the undersigned.





                                        Dated:             , 19_____

                                   ASSIGNMENT

         For value  received,__________________________________________________, hereby sells, assigns and transfers unto the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the Company, with full power of substitution.





                                               Dated:          , 19_____